UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2014

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 5, 2014, the Company held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.

1.	The Company’s stockholders approved a proposal to re-elect the following two Class C directors to the Company’s Board of Directors, each to hold office until the 2017 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Jennifer H. Dunbar	18,451,295	601,181	1,566,636
Steven G. Miller	18,439,680	612,796	1,566,636

There were no abstentions.

2.	The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers for fiscal year 2013, as described in the Company’s proxy statement, and cast their votes as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
16,971,952	1,051,482	1,029,042	1,566,636

3.	The Company’s stockholders approved a proposal to ratify the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 28, 2014, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
20,571,074	34,627	13,411	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant) Date: June 9, 2014 /s/ Barry D. Emerson Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer

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